UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Registered                                                     CUSIP:___________
No. FLRA-________

                               Dean Foods Company
                       Senior Medium-Term Note, Series A
                                (Floating Rate)

PRINCIPAL AMOUNT AND CURRENCY OR     STATED MATURITY DATE:
CURRENCY UNIT:
                                     RECORD DATE(S):
DENOMINATIONS (IF OTHER THAN U.S.
DOLLARS OR THE U.S. DOLLAR           REDEMPTION DATE(S):
DENOMINATIONS SET FORTH ON THE
REVERSE):                            REDEMPTION PERCENTAGE(S):

OPTION TO RECEIVE PAYMENTS IN        REDEMPTION DATE(S) (OPTION OF HOLDER):
SPECIFIED CURRENCY:
                                     REDEMPTION PERCENTAGE(S) (OPTION OF
     YES:_____  NO:_____             HOLDER):

ISSUE DATE:                          NOTICE PERIOD:

INITIAL INTEREST RATE:               ORIGINAL ISSUE DISCOUNT SECURITY:
                                     If applicable, the following will be
INTEREST PAYMENT PERIOD:             completed solely for the purpose of
                                     applying the United States federal
INTEREST PAYMENT DATES:              income tax original issue discount
                                     ("OID") rules:
EXCHANGE RATE AGENT:
                                     TOTAL AMOUNT OF OID:

DEPOSITARY:                          YIELD TO MATURITY:
  The Depository Trust Company
                                     INITIAL ACCRUAL PERIOD OID:
CALCULATION AGENT:
  Bank of America Illinois


BASE RATE:                           INTEREST RESET DATES:

INDEX MATURITY:                      INDEX CURRENCY:

SPREAD (plus or minus):              DESIGNATED LIBOR PAGE:

SPREAD MULTIPLIER:                   DESIGNATED CMT TELERATE PAGE:

MINIMUM INTEREST RATE:               DESIGNATED CMT MATURITY INDEX:

MAXIMUM INTEREST RATE:               OTHER PROVISIONS:

INTEREST RESET PERIOD:


     DEAN FOODS COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to: Cede & Co., or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above and to pay interest thereon from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to but excluding the relevant Interest Payment Date; provided, however, that if this Note has a daily or weekly Interest Reset Period, as shown above, such interest will be paid from and including the Issue Date shown above or from and including the day following the most recent regular Record Date to which interest has been paid, as the case may be, to and including, the most recent regular Record Date immediately preceding such Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity, redemption or repayment date, as the case may be. Interest will be paid on the Interest Payment Date(s) specified above (each an "Interest Payment Date") and at Maturity, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Base Rate specified above and the Spread, if any, or Spread Multiplier, if any, and subject to the Minimum Interest Rate and Maximum Interest Rate, if any, until the principal hereof is paid or duly made available for payment; provided, that unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in U.S. dollars in amounts determined as set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on the Record Date specified above next preceding such Interest Payment Date; provided, that interest payable at Maturity shall be payable to the same Person to whom principal on this Note is payable; and provided further, that if the Issue Date is after a Record Date and less than 15 calendar days before the next succeeding Interest Payment Date, the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date next preceding such second Interest Payment Date.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a subsequent record date fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders not less than 15 days prior to such subsequent record date. Payment of the principal of (and premium, if any, on) this Note and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, that payment of the principal of (and premium, if any) and interest on this Note due at Maturity will be made in immediately available funds at such office or agency if this Note is presented in time for the Trustee (or a duly authorized paying agent) to make such payments in such funds in accordance with its normal procedures; provided further, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such Person's address appearing in the Security Register; and provided, further, that if this Note is denominated in a Specified Currency, and the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments, and the Exchange Rate Agent is able to convert such payments as provided below and the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (i) the payment of interest on this Note will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn on a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) the payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency upon presentation of this Note to the Trustee (or a duly authorized paying agent) in time for such wire transfer to be made by the Trustee (or such paying agent) in accordance with its normal procedures. Notwithstanding the foregoing, (a) the Depositary, as holder of this Note, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of U.S. $10 million (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes represented by a certificate and having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Trustee (or paying agent); provided, that such request is received not later than 25 calendar days prior to the applicable Interest Payment Date.

     Unless otherwise specified above, if this Note is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its principal corporate trust office referred to above on or prior to the relevant Record Date or the sixteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. The Holder may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election shall remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Record Date or at least sixteen days prior to Maturity, as the case may be. Additional provisions of this Note are set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                        DEAN FOODS COMPANY

DATED:                                  By:_____________________________________
                                               Chairman of the Board and
                                               Chief Executive Officer

This is one of the Securities of the
series designated herein referred to
in the within-mentioned Indenture.


BANK OF AMERICA ILLINOIS,
as Trustee

By:________________________________     Attest:_______________________________
       Authorized Signature                        Secretary

                               DEAN FOODS COMPANY
                       Senior Medium-Term Note, Series A

     This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more Series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular Series, issued and to be issued under and pursuant to an Indenture dated as of January 15, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to Bank of America Illinois, as Trustee (the "Trustee"), and is one of a Series limited in aggregate principal amount to $200,000,000 (or if Securities of this Series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000). The Securities of this Series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Securities of this Series).

     The Securities are general, direct, unconditional and unsecured obligations of the Company and will rank pari passu with all other unsecured and
                             ---- -----
unsubordinated indebtedness of the Company.

     If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of Maturity of this Note there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to the product of (a) the aggregate principal amount of such Note multiplied by
(b) the sum of (i) the issue price of this Note (as defined below and expressed as a percentage of the aggregate principal amount) plus (ii) the original issue discount amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due at the Stated Maturity hereof. As used in the previous sentence "issue price" means the principal amount due at the Stated Maturity hereof less the Total Amount of OID of this Note specified on the face hereof and the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity of the issue price and such principal amount.

     If this Note is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Note shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Business Day with respect to this Note preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to LIBOR Notes (as defined below), is also a London Banking Day, (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency, (iii) with respect to Notes denominated in Australian dollars, in Sydney and (iv) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris. "London Banking Day" means any day on which dealings in deposits in the Index Currency specified on the face hereof are transacted in the London interbank market. All currency exchange costs in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Note by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, that if such Specified Currency (or, if applicable, such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market
Exchange Rate (as defined below) for such Specified Currency (or, if applicable, such other coin or currency) on the date of such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated herein.

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified on the face hereof. The Interest Reset Date will be, in the case of Notes which reset daily, each Business Day; in the case of Notes (other than if the Base Rate indicated on the face hereof is the Treasury Rate) which reset weekly, the Wednesday of each week; in the case of Notes on which the Base Rate is the Treasury Rate which reset weekly, the Tuesday of each week, except as provided below, when the normally scheduled Treasury auction is not on a Monday; in the case of Notes which reset monthly, the third Wednesday of each month; in the case of Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Notes which reset semiannually, the third Wednesday of two months of each year, as specified on the face hereof; and in the case of Notes which reset annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (a) the interest rate in effect from the Issue Date to the first Interest Reset Date will be the initial interest rate set forth on the face hereof (the "Initial Interest Rate") and (b) the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Base Rate indicated on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Except as provided below, interest on this Note will be payable: (i) if this Note has a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified on the face hereof; (ii) if this Note has a quarterly Interest Reset Date, on the third Wednesday of March,

June, September and December; (iii) if this Note has a semiannual Interest Reset Date, on the third Wednesday of the two months specified on the face hereof; and (iv) if this Note has an annual Interest Reset Date, on the third Wednesday of the month specified on the face hereof. If any such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that, if the Base Rate indicated on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If the Maturity date or any earlier redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity, redemption or repayment date, as the case may be.

     Interest payments for this Note (except if this Note has a daily or weekly Interest Reset Period) shall be the amount of interest accrued from and including the Issue Date or from and including the last date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity date or date of redemption or repayment. In the case of a Note with a daily or weekly Interest Reset Period, interest payments shall be the amount of interest accrued from and including the Issue Date or from, but excluding, the last Record Date to which interest has been paid, as the case may be, to and including the Record Date immediately preceding such Interest Payment Date, except that at Maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the Maturity, redemption or repayment date, as the case may be.

     Accrued interest shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Notes with a Base Rate indicated on the face hereof which is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate or by the actual number of days in the year, in the case of Notes with a Base Rate indicated on the face hereof which is the Treasury Rate or CMT Rate. All percentages used in or resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate). Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum interest rate permitted by New York law as the same may be modified by United States law of general application.

     The calculation agent (the "Calculation Agent") shall be Bank of America Illinois. Upon the request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.

     The "Interest Determination Date" pertaining to an Interest Reset Date for a Note with a Base Rate specified on the face hereof which is the CD Rate, Commercial Paper Rate, Federal Funds Rate, CMT Rate or Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Note with a Base Rate specified on the face hereof which is LIBOR will be the second London Banking Day preceding such Interest Reset Date. The

Interest Determination Date pertaining to an Interest Reset Date for a Note with a Base Rate specified on the face hereof which is the Treasury Rate will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

     The "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or maturity date, as the case may be.

     The Initial Interest Rate in effect with respect to this Note from the Issue Date to the first Interest Reset Date will be specified on the face hereof. The interest rates for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows on the basis of the Base Rate specified on the face hereof, plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof and subject to any Minimum Interest Rate or Maximum Interest Rate as specified on the face hereof:

     Determination of CD Rate.
     -------------------------

     If the Base Rate is the CD Rate as indicated on the face hereof, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which such CD Rate is being determined shall be the Initial Interest Rate).

     Determination of Commercial Paper Rate.
     ---------------------------------------

     If the Base Rate is the Commercial Paper Rate as indicated on the face hereof, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity designated on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity designated on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

     Money Market Yield =   D x 360
                          ----------- x 100
                          360 - (DxM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of Federal Funds Rate.
     ------------------------------------

     If the Base Rate is the Federal Funds Rate as indicated on the face hereof, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

Determination of LIBOR.
- -----------------------

     If the Base Rate is LIBOR as specified on the face hereof, "LIBOR" for each Interest Determination Date will be determined by the Calculation Agent as follows:

     (i) As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00

A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

     (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified on the face hereof), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which LIBOR is being determined shall be the Initial Interest Rate).

     "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

     Determination of Prime Rate.
     ---------------------------

     If the Base Rate is the Prime Rate as specified on the face hereof, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination
Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Prime Rate in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which such Prime Rate is being determined shall be the Initial Interest Rate).

     "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Services (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate.
     -------------------------------

     If the Base Rate is the Treasury Rate as indicated on the face hereof, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated on the face hereof, as published in H.15(519) under the heading "Treasury Bills - auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which the Treasury

Rate is being determined shall be the Initial Interest Rate).

     Determination of CMT Rate.
     --------------------------

     If the Base Rate is the CMT Rate as specified on the face hereof, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note for which the CMT Rate is being determined shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

     If one or more Redemption Dates (or range(s) of Redemption Dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) upon not less than 30 or more than 60 days' notice by mail, on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole, or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in this paragraph, together with interest accrued to but excluding the Redemption Date, but any interest payment due on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Securities) of record at the close of business on the Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

     If one or more Redemption Dates (Option of Holder) (or range(s) of Redemption Dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in this paragraph, together with interest accrued to but excluding the Redemption Date, but interest payments due on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Securities) of record at the close of business on the Record Dates referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee (or duly authorized paying agent) in The City of New York, not less than 30 nor more than 60 days prior to the date on which this Note is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Note is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Note with the form entitled "Option to Elect Redemption" set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Note, the principal amount of this Note to be redeemed, the certificate number or a description of the terms of this Note, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Redemption" below will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption
Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to but excluding the Redemption Date.

     Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption at the election of the Company of Securities of this Series of like tenor and terms, the Company shall give the Trustee written notice, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the Redemption Date as to the aggregate principal amount to be redeemed, and the Securities to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem appropriate and fair and which may provide for the selection for redemption of portions of the principal amount of Securities. If less than all the Securities of this Series of unlike tenor and terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Company. In the event of any redemption of this Note in part only, a new Security or Securities of this Series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall not be less than the minimum denomination of this Note.

     If an Event of Default shall have occurred and be continuing with respect to the Securities of any Series, unless the principal of all of the Securities of such Series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding, may declare the entire principal of (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof), and premium, if any, on all of the Securities of such Series then Outstanding and the interest accrued thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Prior to a declaration of acceleration of the Maturity of any Securities of any Series, the Holders of not less than a majority in aggregate principal amount of the Securities of such Series then Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all of the Securities of such Series waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default in the payment of principal of (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof), or premium, if any or interest on any Security of such Series. Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured with the effect provided in the Indenture but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent on such subsequent default or breach or Event of Default.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all Series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities and no amendment or modification may, among other things, extend the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon without the consent of the Holder of each Security so affected or reduce the aforesaid majority in aggregate principal amount of Securities of any Series, the consent of the Holders of which is required for any such amendment or modification, without the consent of the Holders of all Securities of each affected Series.

     Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof), and premium, if any and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, transfer of this Note is registrable on the Security Register, upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, or such other offices or agencies as the Company may designate, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of Authorized Denomination, of the same series and of like aggregate principal amount at Stated Maturity. "Authorized Denominations" means, unless otherwise specified on the face hereof, (i) with respect to Notes denominated in U.S. dollars, $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and (ii) with respect to Notes denominated in foreign or composite currencies, the equivalent of $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, that in the case of ECU's, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Securities of the same terms as this Note and of Authorized Denominations.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or this Note or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder hereof and as part of the consideration for the issue of this Note.

     No service charge will be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in relation thereto.

     All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM    - as tenants in common
     TEN ENT    - as tenants by the entireties
     JT TEN     - as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN
      ACT       - _______________ Custodian ________________
                    (Custodian)                 (minor)
                Under Uniform Gifts to Minor Act (_______________)
                                                      (State)

     Additional abbreviations may also be used though not in the above list.


                               ASSIGNMENT FORM


                 To assign this Note, fill in the form below:

     I or we assign and transfer this Note to


                 Insert assignee's soc. sec. or tax I.D. no.

_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
and irrevocably appoint________________________________________________________
_______________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
_______________________________________________________________________________

Dated:_______________                   _______________________________________
                                        _______________________________________

     NOTICE:   The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a member of a recognized Medallion Program approved by the Securities Transfer Association Inc.

                          OPTION TO ELECT REDEMPTION


     The undersigned hereby irrevocably requests and instructs Dean Foods Company to redeem the within Note (or portion thereof specified below) pursuant to its terms by payment of the Redemption Price to the undersigned at

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

_______________________________________________________________________________

_______________________________________________________________________________

     If less than the entire principal amount of the within Note is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

____________________________________; specify the denomination or denominations (which shall not be less than the minimum Authorized Denomination) of the Securities to be issued to the Holder for the portion of the within Note not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

_______________________________________________________________________________


Dated:__________________                _______________________________________
                                        _______________________________________

     NOTICE:   This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatever and must be guaranteed by a member of a recognized Medallion Program approved by the Securities Transfer Association Inc.